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                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 1995, which appears on page 14 of the 1995 Annual Report to Shareholders of Teltone Corporation, which is incorporated by reference in Teltone Corporation's Annual Report on Form 10-KSB.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Seattle, Washington
February 8, 1996